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                          RESTRICTED STOCK AWARD AGREEMENT

     THIS AGREEMENT is effective as of this 7th day of December, 1998 (the "Date of Grant"), by and between Tricord Systems, Inc., a Delaware corporation (the "Company"), and J. David Cabello (the "Grantee").

     As a material inducement to the Grantee agreeing to become an employee of the Company and in order to give the Grantee a proprietary interest in advancing the Company's interests, the Company desires to grant to the Grantee a restricted award of shares of the Company's common stock, $0.01 par value ("Common Stock").

     Accordingly, the parties agree as follows:

1.   GRANT OF AWARD.

     The Company hereby grants to the Grantee a restricted stock award (the "Award") consisting of three hundred thousand (300,000) shares (the "Award Shares") of Common Stock, according to the terms and subject to the restrictions and conditions hereinafter set forth. Reference to the Award Shares in this Agreement will be deemed to include the Dividend Proceeds (as defined in this Agreement) with respect to such Award Shares that are retained and held by the Company as provided in Section 3.3 of this Agreement.

2.   GRANT RESTRICTION.

     2.1 RESTRICTION AND FORFEITURE. The Grantee's right to retain the Award Shares will be subject to the Grantee remaining in the continuous employ or service of the Company or any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest (a "Subsidiary") for a period of two (2) years (the "Restriction Period") following the Date of Grant; provided, however, that such employment/service period restrictions (the "Restrictions") will lapse and terminate prior to the end of the Restriction Period with respect to installments of Award Shares to the extent and on such dates as follows:

          (a) The Restrictions on one-third (1/3) of the Award Shares will lapse and terminate on the earlier to occur of (i) the date on which the Company completes an offering and sale of Common Stock in which the aggregate gross proceeds received by the Company before commissions and expenses equals or exceeds Two Million Dollars ($2,000,000), or (ii) three months after the Date of Grant;

          (b) The Restrictions on one-third (1/3) of the Award Shares will lapse and terminate on the date one (1) year after the Date of Grant; and

          (c) The Restrictions on one-third (1/3) of the Award Shares will lapse and terminate on the date two (2) years after the Date of Grant.

     2.2  TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

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          (a) TERMINATION DUE TO DEATH, DISABILITY, RETIREMENT. In the event that the Grantee's employment or other service with the Company and all Subsidiaries is terminated by reason of the Grantee's death, Disability or Retirement (as such terms are defined below), the Restrictions applicable to the Award Shares will immediately lapse and terminate.

          (b) TERMINATION WITHOUT CAUSE. In the event that the Grantee's employment or other service with the Company and all Subsidiaries is terminated by the Company without Cause (as such term is defined below), the Restrictions applicable to the Award Shares will immediately lapse and terminate.

          (c) TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY, RETIREMENT AND TERMINATION WITHOUT CAUSE. In the event the Grantee's employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability, Retirement or termination by the Company without Cause, or in the event the Grantee is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Grantee continues in the employ or service of the Company or another Subsidiary), all rights of the Grantee under this Agreement will terminate immediately without notice of any kind, and this Agreement will be terminated and all Award Shares with respect to which the Restrictions have not lapsed will be forfeited.

          (d)  DEFINITIONS. For purposes of this Agreement:

               (i) "Cause" will be determined by the Committee (as defined in Section 8.1 of this Agreement), and will be as defined in any employment or other agreement or policy applicable to the Grantee or, if no such agreement or policy exists, will mean (A) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (B) any unlawful or criminal activity of a serious nature,
          (C) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Grantee's overall duties, or (D) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary;

               (ii) "Disability" means the disability of the Grantee such as would entitle the Grantee to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Grantee or, if no such plan exists or is applicable to the Grantee, the permanent and total disability of the Grantee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); and

               (iii) "Retirement" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Committee, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Grantee, provided that if the Grantee is not covered by any such plan

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          or practice, the Grantee will be deemed to be covered by the Company's plan or practice for purposes of this determination.

          (e) Notwithstanding the other provisions of this Section 2.2, upon the Grantee's termination of employment or other service with the Company and all Subsidiaries, the Committee may in its discretion (which may be exercised at any time on or after the Date of Grant, including following such termination) cause Award Shares (or any part thereof) then held by such Grantee to become free of Restrictions following such termination of employment or service, in each case in the manner determined by the Committee.

     2.3  CHANGE IN CONTROL.

          (a) CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" of the Company will mean the following:

               (i) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

               (ii) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

               (iii) any person becomes after the Date of Grant the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of 30% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors;

               (iv) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing 70% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors;

               (v) the Incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors of the Company (the "Board"); or

               (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

          (b) INCUMBENT DIRECTORS. For purposes of this Agreement, "Incumbent Directors" of the Company means any individuals who are members of the Board on the

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     effective date of this Agreement and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

          (c) ACCELERATION OF VESTING. If a Change in Control of the Company occurs, the Restrictions will immediately lapse and terminate with respect to all Award Shares that have been held for at least six (6) months from the Date of Grant.

          (d) LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in this Section 2.3 to the contrary, if, with respect to the Grantee, acceleration of the vesting of the Award Shares as provided above (which acceleration could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which the Grantee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to the Grantee as set forth herein will be reduced to the largest amounts as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if the Grantee is subject to a separate agreement with the Company or a Subsidiary that specifically provides that payments to the Grantee will not be reduced even if such payments would constitute excess parachute payments or provides that the Grantee will have the discretion to determine which payments will be reduced in order to avoid excess parachute payments (regardless of whether such separate agreement specifically references Award Shares under this Agreement), then the limitations of this Section 2.3(d) will, to that extent, not apply

3.   ISSUANCE OF AWARD SHARES.

     3.1 PRIVILEGES OF A SHAREHOLDER; TRANSFERABILITY. As soon as practicable after the execution and delivery of this Agreement and the satisfaction of any conditions (including, without limitation, conditions imposed by federal or state securities laws) to the effective issuance of such Award Shares, the Grantee will be recorded on the books of the Company as the owner of the Award Shares, and the Company will issue one or more duly issued and executed stock certificates evidencing the Award Shares. The Grantee will have all voting, dividend, liquidation and other rights with respect to the Award Shares in accordance with their terms upon becoming the holder of record of such Award Shares; provided, however, that prior to the lapse or other termination of the Restrictions applicable to Award Shares, such Award Shares will not be assignable or transferable by the Grantee, either voluntarily or involuntarily, and may not be subjected to any lien, directly or indirectly, by operation of law or otherwise. Any attempt to transfer, assign or encumber the Award Shares other than in accordance with this Agreement will be null and void and will void the Award, and all Award Shares for which the Restrictions have not lapsed will be forfeited and immediately returned to the Company.

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     3.2  ENFORCEMENT OF RESTRICTIONS. To enforce the Restrictions imposed by this Agreement, the Company may place a legend on the stock certificates referring to the Restrictions and may require the Grantee, until the Restrictions have lapsed with respect to Award Shares, to keep the stock certificates evidencing such Award Shares, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership of such Award Shares, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

     3.3 DIVIDENDS AND OTHER DISTRIBUTIONS. The Grantee will have the right to receive dividends or distributions with respect to Award Shares, including cash dividends, stock dividends or dividends in kind, the proceeds of any stock split or the proceeds resulting from any changes or exchanges described in Section 6 of this Agreement (all of which will collectively be referred to as "Dividend Proceeds"); provided, however, that the Company may retain and hold such Dividend Proceeds subject to the Restrictions and the other terms and conditions of this Agreement. In addition, the Company may cause such Dividend Proceeds to be paid to the Company pursuant to Section 5 of this Agreement in order to satisfy any federal, state or local withholding or other employment-related tax requirements attributable to such dividends or distributions or to the Grantee's receipt of the Award or the lapse or termination of the Restrictions applicable to Award Shares.

4.   RIGHTS OF GRANTEE.

     4.1 EMPLOYMENT OR SERVICE. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of the Grantee at any time, nor confer upon the Grantee any right to continue in the employ or service of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

     4.2 RIGHTS AS A SHAREHOLDER. The Grantee will have no rights as a shareholder until the Grantee becomes the holder of record of such Award Shares, and no adjustment will be made for dividends or distributions with respect to the Award Shares as to which there is a record date preceding the date the Grantee becomes the holder of record of the Award Shares.

5.   WITHHOLDING TAXES.

     The Company is entitled to (a) withhold and deduct from future wages of the Grantee (or from other amounts that may be due and owing to the Grantee from the Company), or cause to be paid to the Company out of Dividend Proceeds, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the receipt of the Award Shares, the receipt of dividends or distributions on Award Shares, or the lapse or termination of the Restrictions applicable to Award Shares, or (b) require the Grantee promptly to remit the amount of such withholding to the Company. In the event that the Company is unable to withhold such amounts, for whatever reason, the Grantee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

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6.   ADJUSTMENTS.

     In the event of any reorganization merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Company (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Grantee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to this Agreement.

7.   SECURITIES LAW AND OTHER RESTRICTIONS.

     Notwithstanding any other provision of this Agreement, the Company will not be required to issue any Award Shares to the Grantee, and the Grantee may not sell, assign, transfer or otherwise dispose of Award Shares, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Company, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

8.   ADMINISTRATION.

     8.1 THE COMMITTEE. This Agreement will be administered by the Board, or by a committee of the Board consisting of not less than two persons, all of whom will be "nonemployee directors" within the meaning of Rule 16b-3 under the Exchange Act. As used in this Agreement, the term "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Agreement pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to the Grantee if the Grantee is subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under this Agreement in its sole and absolute discretion without the consent of the Grantee, unless this Agreement specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Agreement will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Agreement.

     8.2 AUTHORITY OF THE COMMITTEE. The Committee will have the authority to take such action as the Committee may deem necessary or desirable and as consistent with the terms of this Agreement, including, without limitation, the authority to modify the number of shares or other terms and conditions of the Award, extend the term of the Award, accelerate the exercisability or

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vesting or otherwise terminate any restrictions relating to the Award; provided, however that the Grantee, if adversely affected by such amended or modified terms, has consented to such amendment or modification.

9.   MISCELLANEOUS.

     9.1 BINDING EFFECT. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

     9.2 GOVERNING LAW. This Agreement and all rights and obligations under this Agreement will be construed in accordance with and governed by the laws of the State of Minnesota, without regard to conflicts of laws provisions. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

     9.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and vesting of this Award and supersedes all prior agreements, arrangements, plans and understandings relating to the grant and vesting of this Award.

     9.4 AMENDMENT AND WAIVER. This Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

     The parties hereto have executed this Agreement effective the day and year first above written.

                                      TRICORD SYSTEMS, INC.

                                      By /s/ John J. Mitcham
                                        ----------------------------------
                                      Its CHAIRMAN/CEO
                                         ---------------------------------

                                      GRANTEE

                                      /s/ J. David Cabello
                                      ------------------------------------
                                             (Signature)
                                      J. David Cabello
                                      18207 Theiss Mail Route Rd.
                                      Spring, Texas 77379

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